NEWS RELEASE

For Geospace Technologies: Contact: Gary D. Owens Chairman, President and CEO TEL: 713.986.4444 FAX: 713.986.4445	For SAExploration: Contact: Brent Whiteley Chief Operating Officer invest@saexploration.com

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES CORPORATION ANNOUNCES RECEIPT OF ORDER FOR A 10,000-CHANNEL GSX WIRELESS RECORDING SYSTEM

Houston, Texas - November 5, 2012 - Geospace Technologies Corporation (NASDAQ: GEOS) today announced the receipt of a $14.0 million order from SAExploration Canada LTD ("SAE") for a 10,000-channel GSX wireless recording system. Delivery of this system to SAE is expected to occur in December 2012 and the system will initially be deployed in Canada.

Darin Silvernagle, SAE Executive Vice President Technology, said "We committed an exhaustive effort to identify a wireless system that was the right fit for our company. Our goal was to provide our expanding client base with a system suited to a wide variety of climates. The system we looked for also had to complement our high HSE standards: our crews need to be able to take full advantage of lightweight equipment and continuously improve efficiency in the field. We are very excited to be working with Geospace Technologies and look forward to a relationship that provides for continuous improvement."

Gary D. Owens, Geospace Technologies' Chairman, President and CEO, said "We are very pleased that SAE has selected our GSX wireless system for its global seismic operations. When compared to traditional cabled systems, the improved features and performance of our wireless data acquisition systems bring competitive advantages to our customers when operating in difficult topographies like those experienced during the Canadian winter. These advantages, along with a strong base of technical support and ease-of-use in the field differentiate our wireless technology from other competitive systems."

About Geospace Technologies Corporation:

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

About SAExploration:

SAExploration (http://www.saexploration.com) is a seismic services company offering a full range of geophysical services to its oil and gas industry customers in North and South America, and Southeast Asia. SAE provides a full range of services related to the acquisition of seismic data including program design, survey, drilling, recording, in-field processing and QC.